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INTER-TEL, INCORPORATED
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               Press release dated April 25, 2006.

FOR IMMEDIATE RELEASE
INTER-TEL RETAINS FINANCIAL ADVISOR UBS INVESTMENT BANK TO
HELP BUILD AND GROW THE COMPANY AND ASSIST IN RESPONDING
TO DISSIDENT SHAREHOLDER ACTIONS OF COMPANY’S FORMER CEO
Inter-Tel Advisors to Meet with Representatives of Former CEO
Tempe, AZ, April 25, 2006 — Inter-Tel, Incorporated (NASDAQ: INTL) today announced that it has retained UBS Investment Bank, one of the world’s premier investment banking firms, to work with the Company’s Board of Directors and management team to help build and grow the Company and achieve its long-term strategic objectives. UBS will also assist the Company in evaluating and responding to the recent dissident shareholder actions of the Company’s former CEO, Steven G. Mihaylo.
The Company noted that a meeting is scheduled later today, April 25, 2006, with representatives of the former CEO, per his request. However, Inter-Tel does not intend to disclose further details of these discussions unless required by law.
“UBS will assist us in developing ways to build and grow our business and in dealing with the actions of our former CEO,” said Alexander L. Cappello, Inter-Tel’s Chairman of the Board of Directors. “As Inter-Tel completes its product transition, we believe there is significant value yet to be unlocked. We are entirely focused on continuing to execute our long-term strategic plan, including the rollout of our exciting new Inter-Tel 5600 and 7000 communications systems. Accordingly, we have not asked UBS to actively solicit offers for the Company. Of course, we take our responsibilities to our shareholders very seriously and are always open to evaluating any legitimate offer for the Company in accordance with our fiduciary duties.”
About Inter-Tel, Incorporated
Inter-Tel (Nasdaq: INTL — News) offers value-driven communications products; applications utilizing networks and server-based communications software; and a wide range of managed services that include voice and data network design and traffic provisioning, custom application development, and financial solutions packages. An industry-leading provider focused on the communication needs of business enterprises, Inter-Tel employs nearly 2,000 communications professionals, and services business customers through a network of 60 company-owned, direct sales offices and over 350 authorized providers in North America, Europe, Australia and South Africa. More information is available at www.inter-tel.com.

Additional Information
In connection with its 2006 annual meeting of stockholders, Inter-Tel Incorporated filed a notice of annual meeting and preliminary proxy statement with the Securities and Exchange Commission (“SEC”) with a filing date of April 10, 2006. STOCKHOLDERS OF INTER-TEL ARE URGED TO READ THE NOTICE OF ANNUAL MEETING AND DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders can obtain free copies of the notice of annual meeting and definitive proxy statement and other documents when they become available by contacting investor relations at investorrelations@inter-tel.com, or by mail at Inter-Tel Incorporated Investor Relations, 1615 South 52nd Street, Tempe, Arizona 85281, or by telephone at 1-480-449-8900. In addition, documents filed with the SEC by Inter-Tel are available free of charge at the SEC’s website at www.sec.gov.
Inter-Tel Incorporated and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Inter-Tel in connection with the 2006 annual meeting of stockholders. Information regarding the special interests of these directors and executive officers in the proposed election of directors is included in Inter-Tel’s notice of annual meeting and preliminary proxy statement for its 2006 annual meeting as described above. This document will be available free of charge at the SEC’s website at www.sec.gov and from Investor Relations at Inter-Tel as described above.
Safe Harbor
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the long-term strategic objectives of the Company and their achievement, including growth; that the Company will complete its product transition and in so doing unlock significant value; that the Inter-Tel 5600 and 7000 will be introduced and will prove to be exciting products; and whether the scheduled meeting between Company and Mihaylo representatives will occur later today. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. These risks and uncertainties include, but are not necessarily limited to, whether there are real growth opportunities for the Company and, if so, whether the Board and management team are able to take advantage of them in the competitive marketplace; dependence on new product or software development; whether any unexpected issues with the 5600 and 7000 are discovered during their beta testing; the presence of software “bugs” in the 5600 and 7000 products; market acceptance of the 5600 and 7000 products and related software; and whether the planned meeting with Mr. Mihaylo’s representatives is unexpectedly cancelled or rescheduled. For a further list and description of such and other risks and uncertainties, please see the Company’s previously filed SEC reports, including the

Company’s Annual Report on Form 10-K filed March 16, 2006, Form 10-Q filed on November 9, 2005 and Current Reports on Form 8-K. Inter-Tel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:
Media:
Steve Frankel / Jeremy Jacobs
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
Investors:
Alan Miller / Jennifer Shotwell
Innisfree M&A Incorporated
212-750-5833
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